Exhibit 10.2
AMENDMENT NO. 4 AND WAIVER
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
     THIS AMENDMENT NO. 4 AND WAIVER TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of November 7, 2008 (the “Effective Date”), by and among (a) GLOBAL INDUSTRIES, LTD., a Louisiana corporation (the “Parent”), GLOBAL OFFSHORE MEXICO, S. DE R.L. DE C.V., a Mexican sociedad de responsabilidad limitada de capital variable (the “Mexican Borrower”), and GLOBAL INDUSTRIES INTERNATIONAL, L.L.C., a Louisiana limited liability company, in its capacity as general partner of GLOBAL INDUSTRIES INTERNATIONAL, L.P., a Cayman Islands exempted limited partnership (the “Cayman Borrower” and together with the Parent and the Mexican Borrower, each a “Borrower” and collectively, the “Borrowers”), (b) the financial institutions parties hereto which are Lenders party to the Credit Agreement (as defined below); and (c) Calyon New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS
     A. The Parent, the Mexican Borrower, the Cayman Borrower, the Administrative Agent and the lenders signatory thereto (the “Lenders”) are parties to that certain Third Amended and Restated Credit Agreement dated as of June 30, 2006 as amended by Amendment No. 1 thereto dated as of October 6, 2006, Amendment No. 2 thereto dated as of July 26, 2007 and Amendment No. 3 thereto dated as of October 18, 2007 (as so amended, the “Credit Agreement”).
     B. The Borrowers have failed to comply with Section 6.15 (Minimum Fixed Charge Coverage Ratio) for the fiscal quarter ending September 30, 2008 (the “Waiver Default”).
     C. The parties hereto wish to enter into this Amendment to (i) provide for a waiver of the Waiver Default and (ii) amend certain terms and provisions of the Credit Agreement, each as set forth herein.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
     1.01 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II
AMENDMENT
     2.01 Amendment to Section 1.01 (Restated Definitions). Section 1.01 of the Credit Agreement is hereby amended by restating the following definitions in their entirety with the following:
     “Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate in effect for such day, (b) the sum of the Federal Funds Rate in effect for such day plus 1/2 of 1% per annum and (c) the Eurodollar Reference Rate with respect to Interest Periods of one month as of 11:00 a.m. (London, England time) on such day plus 1/2 of 1% per annum.
     “Applicable Margin” means, (a) at any time during the period commencing on the Fourth Amendment Effective Date and ending on the Cash Collateral Termination Date, with respect to each Advance, each Letter of Credit and the Revolving Commitment fee, 1.00% per annum and (b) at any time thereafter with respect to each Type of Advance, each Letter of Credit, and the Revolving Commitment Fee, the percentage rate per annum as set forth below for the Level in effect at such time:

	LEVEL	LEVEL	LEVEL
	I	II	III
Eurodollar Advances and Letter of Credit Fee	2.000%	2.750%	3.500%
Base Rate Advances	1.500%	2.250%	3.000%
Revolving Commitment Fee	0.500%	0.750%	1.000%
     “Collateral Shortfall Amount” means, (a) during the period from the Fourth Amendment Effective Date through the Cash Collateral Termination Date, 105% of the outstanding principal amount of the Advances plus 105% of the Letter of Credit Exposure and (b) after the Cash Collateral Termination Date, 105% of the Letter of Credit Exposure, in each case, less the amount on deposit in the Cash Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations.
     “Consolidated EBITDA” means, for any Person and its Subsidiaries calculated on a consolidated basis for any period:
     (a) Consolidated Net Income for such period plus
     (b) to the extent deducted in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) foreign, federal, state, and local taxes on Net Income net of credits, (iii) depreciation expense, (iv) amortization expense,

     (v) extraordinary non-operating charges incurred during the fiscal quarter ending December 31, 2008 in no event exceeding $7,500,000, and (vi) fees and expenses incurred in connection with this Agreement and the incurrence of other Debt permitted under Section 6.02 minus
     (c) to the extent included in determining Consolidated Net Income, extraordinary non-operating, non-cash charges related to the impairment of assets and other gains or losses in connection with the sale or disposal of assets, each net of related income taxes, all determined in accordance with GAAP.
     “Fixed Charge Coverage Ratio” means, for the Parent and its Subsidiaries on a consolidated basis, as of the end of any fiscal quarter, for the then most-recently ended four fiscal quarters, the ratio of (a) the Parent’s Consolidated EBITDA to (b) the sum of (i) cash Consolidated Interest Expense, (ii) to the extent not included in cash Consolidated Interest Expense, letter of credit fees, (iii) mandatory scheduled principal payments on any Debt, (iv) Capital Expenditures relating solely to dry-docking expenses of vessels of the Parent and its Subsidiaries, (v) Capital Lease Obligations for the then most-recently ended four fiscal quarters, (vi) repurchases of the common stock of the Parent (excluding up to $75,000,000.00 of the amount of any such stock repurchases made in conjunction with the offering of the Convertible Unsecured Debentures) and (vii) payments required to be made to any holder of the Convertible Unsecured Debentures on any Debenture Prepayment Date; provided that, (x) for the fiscal quarter ending March 31, 2009, the Fixed Charge Coverage Ratio shall be calculated for the fiscal quarters ending December 31, 2008 and March 31, 2009 multiplied by 2 and (y) for the fiscal quarter ending June 30 , 2009, the Fixed Charge Coverage Ratio shall be calculated for the fiscal quarters ending December 31, 2008, March 31, 2009 and June 30, 2009 multiplied by 4/3.
     “Letter of Credit Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn maximum face amount of each Letter of Credit at such time and (b) the Dollar Amount of the aggregate unpaid amount of all Reimbursement Obligations owing with respect to such Letters of Credit at such time.
     “Level I, Level II and Level III” and individually, a “Level,” shall mean the applicable Fixed Charge Coverage Ratio set forth below:

Level	Fixed Charge Coverage Ratio
Level III	≤ 2.0
Level II	> 2.0 and ≤ 3.5
Level I	> 3.5

For purposes of determining the Applicable Margin applicable from time-to-time under this Agreement, the Fixed Charge Coverage Ratio (and corresponding Level) shall be determined from the financial statements of the Parent and its Subsidiaries most recently delivered pursuant to Section 5.05 and certified to Administrative Agent and the Lenders in the Compliance Certificate required to be delivered by the Parent in connection with such financial statements pursuant to Section 5.05(d). Any change in the Applicable Margin shall be effective on the fifth Business Day occurring after the date of receipt by the Administrative Agent of the financial statements pursuant to Section 5.05. If at any time the Parent fails to deliver such financial statements and Compliance Certificate within the times specified in Section 5.05, Level III shall be deemed to be in effect until the fifth Business Day after the Administrative Agent receives such financial statements.
     “Leverage Ratio” means, as of the last day of any fiscal quarter of the Parent, the ratio of (a) (i) Consolidated Debt (excluding surety bonds, Performance Letters of Credit, Documentary Letters of Credit and Contingent Obligations) as of such day minus (ii) the amount of Unencumbered Liquidity of the Borrowers and their Subsidiaries which are Guarantors as of such day to the extent such amount exceeds $25,000,000.00 to (b) the Parent’s Consolidated EBITDA for the four fiscal quarters then ended; provided that, for purposes of calculating the Leverage Ratio for the last fiscal quarter ending prior to the Cash Collateral Termination Date, Unencumbered Liquidity of the Borrowers and their Subsidiaries which are Guarantors shall be calculated giving effect to the release of cash collateral to occur on the Cash Collateral Termination Date.
     2.02 Amendment to Section 1.01 (New Definitions). Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:
     “Adjusted Consolidated EBITDA” means, for any Person and its Subsidiaries calculated on a consolidated basis for any period, Consolidated EBITDA minus to the extent included in the calculation of Consolidated EBITDA for such period, extraordinary non-operating charges incurred during the fiscal quarter ending December 31, 2008.
     “Cash Collateral Termination Date” means the first day the Parent (a) has maintained Adjusted Consolidated EBITDA greater than $0 for each of the two most recently ended fiscal quarters, (b) has maintained aggregate Adjusted Consolidated EBITDA during any consecutive period not exceeding four fiscal quarters from October 1, 2008 through the last day of the most recently ended fiscal quarter of at least $100,000,000, (c) has provided financial statements pursuant to Section 5.05 and a Compliance Certificate evidencing compliance with Sections 6.14 and 6.15 as of the last day of the most recently ended fiscal quarter, and (d) has provided projections and a budget in form and substance satisfactory to the Administrative Agent for the succeeding four fiscal quarter period showing compliance with Sections 6.13, 6.14 and 6.15.
     “Fourth Amendment Effective Date” means November 7, 2008.
     “Unencumbered Liquidity” means, for any Person, all cash and Liquid Investments of such Person that are in a G20 currency and are readily available for use without impairment, tax levy, or duty, excluding (a) auction rate securities, (b) cash collateral deposited in the Cash Collateral Account and (c) cash collateral subject to Liens permitted by Section 6.01(m). For purposes of clarity, Unencumbered Liquidity shall not include the unused amount of the Commitments hereunder.
     2.03 Amendment to Section 2.03(c). Section 2.03(c) of the Credit Agreement is hereby amended by replacing “Event of Default described in Section 7.01(a) has occurred and is continuing, then” with “Event of Default has occurred and is continuing, then at the option of the Administrative Agent and the Issuing Bank,”.
     2.04 Amendment to Section 2.06(a). Section 2.06(a) of the Credit Agreement is hereby amended by deleting “described in Section 7.01(a)”.
     2.05 Amendment to Section 2.06(b). Section 2.06(b) of the Credit Agreement is hereby amended by deleting “described in Section 7.01(a)”.
     2.06 Amendment to Section 2.15(e). Section 2.15(e) of the Credit Agreement is hereby restated in its entirety as follows:
     (e) Cash Collateralization of Letters of Credit and Advances. During the period from the Fourth Amendment Effective Date through the Cash Collateral Termination Date, prior to the making of any Borrowing or the issuance, extension or increase of any Letter of Credit, the Parent shall pay to the Administrative Agent an amount equal to 105% of the principal amount of such Borrowing or 105% of the Letter of Credit Exposure allocable to such Letter of Credit, as applicable, and in Dollars to be held in the Cash Collateral Account and applied in accordance with paragraph (g) below. In the event that any Letter of Credit with an expiration date after the Maturity Date shall be outstanding 91 days before the Maturity Date, on the 91st day before the Maturity Date the Parent shall pay to the Administrative Agent an amount equal to 105% of the Letter of Credit Exposure allocable to such Letter of Credit and in the currency of such Letter of Credit to be held in the Cash Collateral Account and applied in accordance with paragraph (g) below. If currency control or exchange regulations are imposed in the country which issues such currency with the result that the Original Currency no longer exists or the Borrowers are not able to make payment to the Administrative Agent for the account of any Issuing Bank or the Lenders in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.
     2.07 Amendment to Section 2.15(g)(ii). Section 2.15(g)(ii) of the Credit Agreement is hereby restated in its entirety as follows:
     (ii) Funds held in the Cash Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit and, during the period from the Fourth Amendment Effective Date through the Cash Collateral Termination Date, Advances and promptly applied by the Administrative Agent at the request of an Issuing Bank to any reimbursement or other obligations under Letters of Credit that exist or occur. During the period from the Fourth Amendment Effective Date through the Cash Collateral Termination Date, to the extent that any surplus funds are held in the Cash Collateral Account above the aggregate outstanding principal amount of the Advances plus the Letter of Credit Exposure during the existence of an Event of Default, the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Obligations or (B) apply such surplus funds to the Obligations in accordance with Section 7.06. After the Cash Collateral Termination Date, to the extent that any surplus funds are held in the Cash Collateral Account above the Letter of Credit Exposure during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Obligations or (B) apply such surplus funds to the Obligations in accordance with Section 7.06. If no Default exists, the Administrative Agent shall release to the Parent at the Parent’s written request any funds held in the Cash Collateral Account above (x) during the period from the Fourth Amendment Effective Date through the Cash Collateral Termination Date, 105% of the aggregate outstanding principal amount of the Advances plus 105% of the then current Letter of Credit Exposure and (y) after the Cash Collateral Termination Date, 105% of the then current Letter of Credit Exposure. On the Cash Collateral Termination Date, if no Default exists, the Administrative Agent shall release to the Parent any funds held in the Cash Collateral Account not required to be held in the Cash Collateral Account after the Cash Collateral Termination Date pursuant to this Agreement.
     2.08 Amendment to Section 2.15(h). Section 2.15(h) of the Credit Agreement is hereby restated in its entirety as follows:
     (h) Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of the face amount of or any drawing under each Letter of Credit denominated in a currency other than Dollars on and as of the last Business Day of each quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Majority

Lenders. Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding sentence is herein described as a “Computation Date” with respect to each Letter of Credit for which a Dollar Amount is determined on or as of such day. If at any time during the period from the Fourth Amendment Effective Date through the Cash Collateral Termination Date, a Collateral Shortfall Amount exists (calculated, with respect to those Letters of Credit denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date), the Parent shall immediately make deposits to the Cash Collateral Account to the extent of the Collateral Shortfall Amount. If at any time after the Cash Collateral Termination Date the Dollar Amount of the sum of the aggregate principal amount of all outstanding Letter of Credit Obligations (calculated, with respect to those Letter of Credit Obligations denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date) exceeds the Revolving Commitments minus the sum of (i) the aggregate outstanding principal amount of the Revolving Advances plus (ii) the aggregate outstanding principal amount of the Swingline Advances, the Parent shall immediately make deposits to the Cash Collateral Account to the extent of the Collateral Shortfall Amount.
     2.09 Amendment to Section 3.02. Section 3.02 of the Credit Agreement is hereby amended by deleting the “and” at the end of paragraph (a), replacing the “.” at the end of paragraph (b) with “; and” and adding the following as new paragraph (c):
     (c) if such Borrowing Date, date of Continuation or Conversion, or issuance, extension or increase date of such Letter of Credit occurs during the period from the Fourth Amendment Effective Date through the Cash Collateral Termination Date, the amount of cash collateral held in the Cash Collateral Account is not less than 105% of the aggregate outstanding principal amount of the Advances plus 105% of the Letter of Credit Exposure, after giving effect to the making of such Borrowing or the issuance, extension or increase of such Letter of Credit.
     2.10 Amendment to Sections 5.05(e) and (f). Sections 5.05(e) and (f) of the Credit Agreement are hereby restated in their entirety as follows:
     (e) Unencumbered Liquidity. Within 5 days after the end of each month ending prior to the Cash Collateral Termination Date, commencing with December 5, 2008 for the month ended November 30, 2008, a certificate signed by a Responsible Officer of the Parent certifying (i) that Unencumbered Liquidity of the Borrowers and their consolidated Subsidiaries has been greater than $100,000,000 at all times during the previous month, (ii) the amount of Unencumbered Liquidity of the Borrowers and their consolidated Subsidiaries as of the last day of such month along with a list of the locations of such cash and Liquid Investments on such date and (iii) the minimum Unencumbered Liquidity of the Borrowers and their consolidated Subsidiaries during such month and the date such minimum occurred;

     (f) Contracts in a Loss Position. Within (i) 15 days after the end of each month ending prior to the Cash Collateral Termination Date and (ii) upon the request of the Administrative Agent, 15 days after the end of each fiscal quarter ending after the Cash Collateral Termination Date, a report in form and substance satisfactory to the Administrative Agent summarizing all of the contracts in a loss position of the Parent and its Subsidiaries, and detailing individual contracts in a loss position covering at least 75% of the aggregate amount of such losses, including any individual contracts to the extent the loss for any such contract exceeds $1,500,000 individually;
     2.11 Amendment to Section 6.01. Section 6.01 of the Credit Agreement is hereby amended by deleting the “and” at the end of paragraph (k), replacing the “.” at the end of paragraph (l) with “; and” and adding the following as new paragraph (m):
     (m) Liens on cash or Liquid Investments pledged to secure Debt permitted under Section 6.02(f) in an aggregate principal amount outstanding at any time not to exceed $40,000,000.00.
     2.12 Amendment to Section 6.04(b). Section 6.04(b) of the Credit Agreement is hereby amended by adding the following at the end of such sub-Section: “and held with financial institutions identified to the Administrative Agent and approved by the Administrative Agent in its sole discretion”.
     2.13 Amendment to Section 6.07. Section 6.07 of the Credit Agreement is hereby amended by inserting “; provided that, no such purchase shall be made during the period from the Fourth Amendment Effective Date through the Cash Collateral Termination Date” immediately after “purchases by the Parent of its common stock”.
     2.14 Amendment to Section 6.13. Section 6.13 of the Credit Agreement is hereby restated in its entirety as follows:
     Section 6.13 Leverage Ratio. The Parent shall not permit its Leverage Ratio at the end of any fiscal quarter, commencing with the last fiscal quarter ending prior to the Cash Collateral Termination Date, to be greater than 3.00 to 1.00.
     2.15 Amendment to Section 6.14. Section 6.14 of the Credit Agreement is hereby amended by replacing “The Parent shall not permit Consolidated Net Worth as of the last day of any fiscal quarter” with “The Parent shall not permit Consolidated Net Worth as of the last day of any fiscal quarter, commencing with the earlier of (x) the fiscal quarter ending June 30, 2009 and (y) the last fiscal quarter ending prior to the Cash Collateral Termination Date,”.
     2.16 Amendment to Section 6.15. Section 6.15 of the Credit Agreement is hereby restated in its entirety as follows:
     Section 6.15 Minimum Fixed Charge Coverage Ratio. The Parent shall not permit the Fixed Charge Coverage Ratio at the end of any fiscal quarter, commencing with the earlier of (a) the fiscal quarter ending June 30, 2009 and

(b) the last fiscal quarter ending prior to the Cash Collateral Termination Date, to be less than 1.25 to 1.00.
     2.17 Addition of Section 6.19. The Credit Agreement is hereby amended by adding the following as new Section 6.19:
     Section 6.19 Minimum Unencumbered Liquidity. During the period from the Fourth Amendment Effective Date through the Cash Collateral Termination Date, the Parent shall not permit Unencumbered Liquidity of the Borrowers and their consolidated Subsidiaries to be less than $100,000,000 at any time.
     2.18 Amendment to Section 7.06. Paragraphs (d) through (g) of Section 7.06 are hereby replaced in their entirety with the following:
     (d) Fourth, to the ratable payment of all outstanding Obligations, including any secured Financial Contract Obligations of the Parent or any of its Subsidiaries owing to any Lender or any Affiliate of a Lender then due and payable; and
     (e) Fifth, any excess after payment in full of all Obligations shall be paid to the Parent or any Loan Party as appropriate or to such other Person who may be lawfully entitled to receive such excess.
ARTICLE III
WAIVER
     The Borrowers hereby acknowledge the existence of the Waiver Default. The Administrative Agent and the Lenders hereby agree, subject to the terms and conditions of this Amendment, to waive the Waiver Default. The waiver by the Administrative Agent and the Lenders described in this Article III is contingent upon the satisfaction of the conditions precedent set forth below in this Amendment and is limited to the Waiver Default. Such waiver is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of Section 6.15 of the Credit Agreement or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Credit Documents. The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future Defaults or Events of Default with respect to the Credit Agreement or any other provision of any Credit Document. The description herein of the Waiver Default is based upon the information available to the Administrative Agent and the Lenders on the date hereof and shall not be deemed to exclude the existence of any other Events of Default. The failure of the Lenders to give notice to the Borrowers or the Guarantors of any such other Events of Default is not intended to be nor shall be a waiver thereof.

ARTICLE IV
CONDITIONS PRECEDENT
     4.01 Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent; provided that, the amendment to the Credit Agreement in Section 2.18 shall only become effective if, in addition to the satisfaction of the conditions precedent below, this Amendment has been executed by each of the Lenders:
     (a) Documentation. The Administrative Agent shall have received the following, each dated on or before the Effective Date, in form and substance satisfactory to the Administrative Agent:
     (i) this Amendment duly executed by the Borrowers, the Administrative Agent and the Majority Lenders; and
     (ii) (A) the attached Acknowledgment and Reaffirmation of the US Guaranty duly executed by each US Guarantor and (B) the attached Acknowledgment and Reaffirmation of the Foreign Guaranty duly executed by each Foreign Guarantor.
     (b) Payment of Fees. The Borrowers shall have paid (i) all fees required to be paid to the Administrative Agent, the Arranger, and the Lenders on the Effective Date pursuant to the fee letter between the Borrower and the Administrative Agent dated November 7, 2008 and (ii) all costs and expenses which have been invoiced and are payable pursuant to Section 11.04 of the Credit Agreement.
ARTICLE V
COVENANT
     Within 5 days after the Effective Date, the Parent shall pay to the Administrative Agent an amount equal to 105% of the outstanding principal amount of the Advances plus 105% of the Letter of Credit Exposure to be held in the Cash Collateral Account. Notwithstanding anything to the contrary in the Credit Agreement and the other Credit Documents, the parties hereto agree that the failure of the Parent to make such payment by such date shall constitute an immediate Event of Default.
ARTICLE VI
NO OTHER WAIVER
     Except as expressly provided in Article III, nothing contained in this Amendment shall be construed as a waiver by the Administrative Agent or any Lender of any covenant or provision of the Credit Agreement, the other Credit Documents, this Amendment, or of any other contract or instrument between any Borrower and the Administrative Agent or any Lender, and the failure of the Administrative Agent or any Lender at any time or times hereafter to require strict performance by each Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent or any Lender to thereafter demand strict compliance therewith. The Administrative Agent and each Lender hereby reserves all rights granted under the Credit Agreement, the other Credit Documents, this Amendment and any other contract or instrument between any of them.
ARTICLE VII
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES
     7.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Credit Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Credit Documents are ratified and confirmed and shall continue in full force and effect. Each Borrower hereby agrees that all liens and security interests securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Each Borrower, the Administrative Agent and the Lenders agree that the Credit Agreement, as amended hereby, and the other Credit Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
     7.02 Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) the execution, delivery and performance of this Amendment have been authorized by all requisite corporate action on the part of such Borrower and will not violate the applicable organization or governing documents of any Borrower; (b) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and the other Credit Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) after giving effect to this Amendment, no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing; (d) after giving effect to this Amendment, each Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents; and (e) no Borrower has amended its applicable organizational or governing documents since the date of the Credit Agreement.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     8.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the other Credit Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender shall affect the representations and warranties or the right of the Administrative Agent and Lenders to rely upon them.
     8.02 Reference to Credit Agreement. Each of the Credit Agreement and the other Credit Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit

Agreement and such other Credit Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
     8.03 Expenses of the Administrative Agent. Each Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with any and all amendments, modifications, and supplements to the Credit Documents, including, without limitation, the reasonable costs and fees of the Administrative Agent’s legal counsel, and all costs and expenses incurred by the Administrative Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Credit Documents, including, without, limitation, the costs and fees of the Administrative Agent’s legal counsel.
     8.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     8.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders and Borrowers and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent.
     8.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature and all such signatures shall be effective as originals.
     8.07 Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent to or for any breach of or deviation from any covenant or condition by any Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.
     8.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     8.09 Applicable Law. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank. Signatures on following pages.]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above-written.

PARENT:

GLOBAL INDUSTRIES, LTD.

By:

Name:	Peter S. Atkinson
Title:	President

MEXICAN BORROWER:

GLOBAL OFFSHORE MEXICO, S. DE R.L. DE C.V

By:

Name:	Russell J. Robicheaux
Title:	Attorney-in-fact / Apoderado

CAYMAN BORROWER:

GLOBAL INDUSTRIES INTERNATIONAL, L.P.

By: Global Industries International, L.L.C., its general partner

By:

Name:	Peter S. Atkinson
Title:	President
Signature Page to Amendment No. 4 and Waiver to
Third Amended and Restated Credit Agreement
Global Industries, Ltd.

CALYON NEW YORK BRANCH, as Administrative Agent, Issuing Bank and as a Lender

By:

Name:
Title:

By:

Name:
Title:
Signature Page to Amendment No. 4 and Waiver to
Third Amended and Restated Credit Agreement
Global Industries, Ltd.

LENDERS:

WHITNEY NATIONAL BANK

By:

Name:
Title:
Signature Page to Amendment No. 4 and Waiver to
Third Amended and Restated Credit Agreement
Global Industries, Ltd.

NATIXIS (formerly known as Natexis Banques Populaires)

By:

Name:
Title:

By:

Name:
Title:
Signature Page to Amendment No. 4 and Waiver to
Third Amended and Restated Credit Agreement
Global Industries, Ltd.

FORTIS CAPITAL CORP.

By:

Name:
Title:

By:

Name:
Title:
Signature Page to Amendment No. 4 and Waiver to
Third Amended and Restated Credit Agreement
Global Industries, Ltd.

ACKNOWLEDGMENT AND REAFFIRMATION OF
SECOND AMENDED AND RESTATED US GUARANTY
Each of the undersigned (each a “US Guarantor” and collectively the “US Guarantors”) hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 4 and Waiver to Third Amended and Restated Credit Agreement dated as of November 7, 2008 among (a) GLOBAL INDUSTRIES, LTD., a Louisiana corporation, GLOBAL OFFSHORE MEXICO, S. DE R.L. DE C.V., a Mexican sociedad de responsabilidad limitada de capital variable, and GLOBAL INDUSTRIES INTERNATIONAL, L.L.C., a Louisiana limited liability company, in its capacity as general partner of GLOBAL INDUSTRIES INTERNATIONAL, L.P., a Cayman Islands exempted limited partnership, (b) the financial institutions parties thereto; and (c) Calyon New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and (ii) reaffirms its obligations under the Second Amended and Restated US Guaranty dated as of June 30, 2006 by the US Guarantors in favor of the Administrative Agent for the benefit of the Beneficiaries (as defined therein).

GLOBAL INDUSTRIES, LTD.

By:

Name:	Peter S. Atkinson
Title:	President

GIL HOLDINGS, L.L.C.
GLBL HOLDINGS, L.L.C.
GLOBAL DIVERS AND CONTRACTORS, L.L.C.
GLOBAL INDUSTRIES INTERNATIONAL, L.L.C.
GLOBAL INDUSTRIES OFFSHORE, L.L.C.
GLOBAL PIPELINES PLUS, L.L.C.
GLOBAL MOVIBLE OFFSHORE, L.L.C.
NORMAN OFFSHORE PIPELINES, L.L.C.
PIPELINES, L.L.C.
SUBTEC MIDDLE EAST LIMITED

By:

Name:	Peter S. Atkinson
Title:	President
Acknowledgment and Reaffirmation of
Second Amended and Restated US Guaranty

ACKNOWLEDGMENT AND REAFFIRMATION OF
SECOND AMENDED AND RESTATED FOREIGN GUARANTY
Each of the undersigned (each a “Foreign Guarantor” and collectively the “Foreign Guarantors”) hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 4 and Waiver to Third Amended and Restated Credit Agreement dated as of November 7, 2008 among (a) GLOBAL INDUSTRIES, LTD., a Louisiana corporation, GLOBAL OFFSHORE MEXICO, S. DE R.L. DE C.V., a Mexican sociedad de responsabilidad limitada de capital variable, and GLOBAL INDUSTRIES INTERNATIONAL, L.L.C., a Louisiana limited liability company, in its capacity as general partner of GLOBAL INDUSTRIES INTERNATIONAL, L.P., a Cayman Islands exempted limited partnership, (b) the financial institutions parties thereto; and (c) Calyon New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and (ii) reaffirms its obligations under the Second Amended and Restated Foreign Guaranty dated as of June 30, 2006 by the Foreign Guarantors in favor of the Administrative Agent for the benefit of the Beneficiaries (as defined therein).

GLOBAL INDUSTRIES INTERNATIONAL, L.P.

By: Global Industries International, L.L.C., its general partner

By:

Name:	Peter S. Atkinson
Title:	President

GLOBAL OFFSHORE MEXICO, S. DE R.L. DE C.V.

By:

Name:	Russell J. Robicheaux
Title:	Attorney-in-fact / Apoderado

GLOBAL INTERNATIONAL VESSELS, LTD. GLOBAL OFFSHORE INTERNATIONAL, LTD.

By:

Name:	Peter S. Atkinson
Title:	President
Acknowledgment and Reaffirmation of
Second Amended and Restated US Guaranty

GLOBAL INDUSTRIES OFFSHORE NETHERLANDS, BV

By: Global Industries International, L.L.C., as director

By:

Name:	Peter S. Atkinson
Title:	President

By: Executive Management Trust, B.L., as managing director

By:

Name:	Peggy Gunn
Title:

GIL MAURITIUS HOLDINGS, LTD.

By:

Name:	Peter S. Atkinson
Title:	President

GLOBAL INDUSTRIES MEXICO HOLDINGS, S. DE R.L. DE C.V. GLOBAL VESSELS MEXICO, S. DE R.L. DE C.V. GLOBAL INDUSTRIES OFFSHORE SERVICES, S. DE R.L. DE C.V. GLOBAL INDUSTRIES SERVICES, S. DE R.L. DE C.V.

By:

Name:	Russell J. Robicheaux
Title:	Attorney-in-fact / Apoderado
Acknowledgment and Reaffirmation of
Second Amended and Restated US Guaranty